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                                                                     EXHIBIT 3.2

                              MIRACOM CORPORATION
                             STOCK OPTION AGREEMENT
                                       FOR
                                 SHAWN D. LUCAS
                                    AGREEMENT

         1. Grant of Option. Miracom Corporation (the "Company") hereby grants, as of February 12, 1999, to Shawn D. Lucas (the "Optionee") an option (the "Option") to purchase up to 110,000 shares of the Company's Common Stock, $.001 par value per share (the "Shares"), at an exercise price per share equal to $3.00. The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company's 1999 Stock Option Plan (the "Plan"), which is incorporated herein for all purposes. The Option is a nonqualified stock option, and not an Incentive Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

         2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

         3. Exercise Schedule. Except as otherwise provided in Sections 6 or 9 of this Agreement, or in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the "Vesting Date") upon which the Optionee shall be entitled to exercise the Option with respect to the percentage of Shares granted as indicated beside the date, provided that the Optionee has been continuously employed by the Company or a Subsidiary through and on the applicable Vesting Date:

          Percentage or Number of Shares              Vesting Date
          ------------------------------              ------------
                  36,667 shares                      October 1, 1999

                  36,667 shares                      October 1, 2000

                  36,666 shares                      October 1, 2001

         Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon an Optionee's termination of employment with the Company and its Subsidiaries, any unvested portion of the Option shall terminate and be null and void.

         4. Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice



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which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee's payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

         5. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; or (c) with Shares that have been held by the Optionee for at least 6 months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), or (d) such other consideration or in such other manner as may be determined by the Board or the Committee in its absolute discretion.

         6. Termination of Option.

                  (a) Any unexercised portion of the Option shall automatically and without notice terminate and become null and void immediately upon the termination of the Optionee's employment with the Company and its Subsidiaries for Cause (as "Cause" is defined in Optionee's employment agreement with the Company).

                  (b) If Optionee's employment with the Company and its Subsidiaries is terminated by the Company without Cause, the Option shall become exercisable in full upon such termination and Optionee shall have the right to retain the Option.

                  (c) If Optionee's employment with the Company and its Subsidiaries is terminated by the Company due to Optionee's Disability (as defined in Optionee's employment agreement with the Company), Optionee shall have the right to retain the portion of the Option that is exercisable on the date of termination of employment.

                  (d) If Optionee's employment with the Company and its Subsidiaries is terminated due to Optionee's death, any unexercised portion of the Option shall automatically and without notice terminate and become null and void twelve months after Optionee's date of death.

                  (e) If Optionee's voluntarily terminates his employment with the Company and its Subsidiaries (except in connection with a Change of Control), any unexercised portion of the Option shall automatically and without notice terminate and become null and void immediately upon such termination of employment.





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                  (f) If Optionee voluntarily terminates his employment with the
Company and its subsidiaries upon a Change of Control, Optionee shall have the right to retain the portion of the Option that is exercisable on the date of termination of employment. If Optionee terminates his employment with the Company and its subsidiaries more than six (6) months after the occurrence of a Change of Control, Section 6(e) shall apply to the Option instead of this
Section 6(f).

                  (g) Notwithstanding the foregoing, this Option shall automatically and without notice terminate and become null and void on the tenth anniversary of the date as of which the Option is granted.

                  (h) To the extent not previously exercised, (i) the Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, unless the successor corporation, or a parent or subsidiary of such successor corporation, assumes the Option or substitutes an equivalent option or right pursuant to
Section 10(c) of the Plan, and (ii) the Committee or the Board in its sole discretion may by written notice ("cancellation notice") cancel, effective upon the consummation of any corporate transaction described in Subsection 8(b)(i) of the Plan in which the Company does survive, the Option (or portion thereof) that remains unexercised on such date. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 6(h) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(h).

         7. Transferability. The Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee's guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.

         8. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

         9. Acceleration of Exercisability of Option. This Option shall become immediately fully exercisable in the event of a "Change in Control", as defined in Section 8(b) of the Plan, that



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occurs while the Optionee is employed by the Company or any of its subsidiaries, or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6 hereof.

         10. No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

         11. Registration Rights. The Optionee shall be entitled to certain piggy-back and demand registration rights as follows:

                  (a) Piggy-Back Registration. Whenever the Company proposes to file with the Securities and Exchange Commission (the "Commission"), a registration statement under the Securities Act for the registration of its securities (other than a registration statement (x) relating solely to employee benefit plans or (y) on any registration form including, without limitation, Form S-4, which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Option Shares), it shall, at least sixty (60) days prior to such filing, give notice of such proposed filing to the Optionee at the address set forth herein and shall offer to include in such registration statement the Option Shares which are then subject to exercisable Options on the proposed date of filing of such registration statement. Upon receipt by the Company, not less than thirty (30) days prior to the proposed filing date, of a request for inclusion of any such shares, the Company shall include such shares in such registration statement on the terms and conditions set forth herein, subject to any underwriter's cutback or lock-up. If the underwriter of the Company's proposed offering with respect to which the Optionee has made a request pursuant to this Section 14(a) advises the Company, in the underwriter's reasonable judgment, that such inclusion is likely to adversely affect the market for the securities being registered for sale by the Company, the Company may refuse to include any of the Optionee's Shares in the registration statement filed with respect to such offering.

         If, at any time after giving such written notice of the Company's intention to register any of the Option Shares and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to file the registration statement wherein the Option Shares would be registered or to delay the registration, at its sole election, the Company may give written notice of such determination to the Optionee and thereupon shall be relieved of its obligation to register any Option Shares issued or issuable in connection with such registration; and in the case of a determination to delay a registration, the Company shall thereupon be permitted to delay registering any Option Shares for the same period as the delay in respect of securities being registered for the Corporation's own account or the account of others. The Company may, in its sole discretion and without the consent of the Optionee, withdraw such registration statement and abandon the proposed offering in which the Optionee had requested to participate.

         The Company shall not be required to include any of the Option Shares in the registration statement relating to an underwritten offering of the Company's securities unless the Optionee accepts the terms of the underwriting as agreed upon between the Company and the underwriters



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selected by it and the Optionee agrees to execute and/or deliver such documents in connection with such registration as the Company or the managing underwriter may reasonably request.

                  (b) Demand Registration. If Optionee's employment is terminated without Cause (as defined in the employment agreement) or if a Change of Control occurs, Optionee shall have the right to require the Company or its successor to register for resale the Option Shares, provided that the Company is able to utilize a Form S-8 or Form S-3 for such registration. Notwithstanding the foregoing, should the Company be contemplating a public offering of its securities at such time, and should piggy-back registration rights not be available to Optionee under Section 14(a) above, the Company's registration obligations under this Section 14(b) may be postponed, at the Company's sole discretion, until the completion of the Company's public offering. Further, the Company's obligation to register the Option Shares pursuant to this Section 14(b) shall in all cases be subject to an extension or delay by the Company for one period of up to ninety (90) days if, upon advice of counsel such delay is advisable and in the best interests of the Company because of the existence of non-public material information, or to allow the Company to complete any pending audit of its financial statements.

                  (c) Withdrawal. The Optionee shall be permitted to withdraw all or any part of the Option Shares at any time prior to the effective date of such registration.

                  (d) Expiration of Registration Rights. The obligations of the Company to register the Option Shares under this Section 14 shall terminate five
(5) years after the date of this Agreement, unless such obligations terminate earlier in accordance with the terms of this Agreement.

                  (e) Cooperation with Company. The Optionee will cooperate with the Company in all respects in connection with this Section 14, including, without limitation, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Option Shares.

                  (f) Expenses. The Company will pay all Registration Expenses (as defined below) in connection with each registration of the Option Shares pursuant to the provisions of this Agreement. All Selling Expenses (as defined below) in connection with each such registration statement shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

         12. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida.

         13. Interpretation/Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan,



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the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan and this Agreement.

         14. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at 1180 Spring Centre South Blvd., Suite 310, Altamonte Springs, Florida 32714, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

         15. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                  (a) Exercise of Option. There may be a regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                  (b) Disposition of Shares. If Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 12th day of February, 1999.


                                        COMPANY:
                                        MIRACOM CORPORATION



                                        By:
                                             David McComas, President



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         Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions of the Option.


Dated:                                  OPTIONEE:



                                        By:
                                             Shawn D. Lucas







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